                                                                               EXHIBIT 12



                                         SNYDER OIL CORPORATION

                          COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (Unaudited)


                                                                                                Three
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------   March 31,
                                          1990       1991       1992       1993       1994       1995
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 4,154    $ 3,893    $15,027    $22,538    $13,510    ($6,461)
Interest expense                          6,273      8,452      4,997      5,315     10,337      5,722
                                         -------   -------    -------    -------    -------    -------
Earnings (loss) before fixed charges     10,427     12,345     20,024     27,853     23,847       (739)
                                         =======   =======    =======    =======    =======    =======
Fixed Charges:
Interest expense                          6,273      8,452      4,997      5,315     10,337      5,722
                                         -------   -------    -------    -------    -------    -------
Total fixed charges                     $ 6,273    $ 8,452    $ 4,997    $ 5,315    $10,337     $5,722
                                         =======   =======    =======    =======    =======    =======

Ratio of earnings (loss)                   1.66       1.46       4.01       5.24       2.31       (.13)
  to fixed charges                       =======   =======    =======    =======    =======    =======

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


                                    SNYDER OIL CORPORATION

                              COMPUTATION OF RATIO OF EARNINGS TO
                         COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
                                         (Unaudited)

                                                                                                Three
                                                      Years ended December 31,               Months Ended
                                        ----------------------------------------------------   March 31,
                                          1990       1991       1992       1993       1994       1995
                                        --------   --------   --------   --------   --------   --------
                                                      (Dollars in thousands)
Income (loss) before taxes,
  minority interest and
  extraordinary item                    $ 4,154    $ 3,893    $15,027    $22,538    $13,510    ($6,461)
Interest expense                          6,273      8,452      4,997      5,315     10,337      5,722
                                         -------   -------    -------    -------    -------    -------
Earnings (loss) before fixed charges     10,427     12,345     20,024     27,853     23,847       (739)
                                         =======   =======    =======    =======    =======    =======
Fixed Charges:
Interest expense                          6,273      8,452      4,997      5,315     10,337      5,722
Preferred stock dividends                     0        453      4,800      9,100     10,806      1,554
                                         -------   -------    -------    -------    -------    -------
Total fixed charges                     $ 6,273    $ 8,905    $ 9,797    $14,415    $21,143     $7,276
                                         =======   =======    =======    =======    =======    =======

Ratio of earnings (loss)
  to combined fixed charges
  and preferred dividends                  1.66       1.39       2.04       1.93       1.13       (.10)
                                         =======   =======    =======    =======    =======    =======


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